Exhibit 2.e.

First Amendment to the Share Agreement

This First Amendment to the Share Agreement (“Amendment Agreement”) is entered into and becomes effective as of March 12, 2010, by and between:

MINERAÇÃO NAQUE S.A., a company incorporated under the laws of Brazil, with headquarters at Av. Graça Aranha, 26, 3rd floor, part, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, hereby represented in accordance with its by-laws (“Naque”); and

VALE INTERNATIONAL S.A., a company incorporated under the laws of Switzerland, with headquarters at Route de Pallatex, 29, in the City of Saint Prex, Switzerland, hereby represented in accordance with its by-laws (“Vale International” and, together with Naque, the “Purchaser”); and, on the other side,

THE MOSAIC COMPANY, a company incorporated under the laws of Delaware, United States of America, with headquarters at Atria Corporate Center, Suite E490, 3033 Campus Drive, Plymouth, MN 55441, USA, hereby represented in accordance with its by-laws (“Mosaic”)

(Purchaser and Mosaic hereinafter also referred to jointly as “Parties” and severally as “Party”); and as a guarantor for the obligations undertaken herein by Purchaser and as a party for the purposes of the obligations specifically undertaken by it, VALE S.A., a company incorporated under the laws of Brazil, with headquarters at Av. Graça Aranha, 26, in the City of Rio de Janeiro, State of Rio de Janeiro, enrolled with the Taxpayers’ Registry under No. 33.592.510/0001-54, hereby represented in accordance with its by-laws (“Vale”); and

in the capacity of intervening party and as a party for the purposes of the obligations specifically undertaken by it, MOSAIC FERTILIZANTES DO BRASIL S.A., a company incorporated under the laws of Brazil, with headquarters at Av. Morumbi, 8234, in the City of São Paulo, State of São Paulo, Brazil, enrolled with the Taxpayers’ Registry under No. 61.156.501/0001-56, hereby represented in accordance with its by-laws (“Mosaic Brazil”);

WHEREAS:

(A) On February 10, 2010, the Parties, Vale and Mosaic Brazil entered into that certain Share Purchase Agreement and Other Covenants (the “Share Agreement”) setting the terms for the transfer of certain Equity Holdings from Mosaic to the Purchaser and the terms of certain commercial agreements and other covenants among the Parties;

(B) The Parties wish to amend a certain provisions of the Share Agreement,

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties decide to enter into this Amendment Agreement, in accordance with the following rules and conditions:

1.	DEFINITIONS

1.1. Capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Share Agreement.

2.	AMENDMENT TO SECTION 9.1 OF THE SHARE AGREEMENT

2.1. The Parties hereby agree to amend Section 9.1. of the Share Agreement to change, in line 6, the expression “Purchaser” to “Vale International” and, in the last line, to make reference to Section 9.1 rather than Section 8.1. Therefore, as of the date hereof, Section 9.1 shall read as follows:

“9.1. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party without the prior written consent of the other Party, except that either Party is free to assign its rights and obligations hereunder to any of its Affiliates, to which assignment the other Party hereby agrees, provided, however, that: (i) Purchaser shall not be allowed to assign this Share Agreement without the prior written consent of Mosaic, except in case of assignment from Vale International to either of its Affiliates Vale Austria Holdings GmBH and/or Vale Holdings AG (such entities being the direct or indirect majority owners of Vale International), with which transfer Mosaic hereby expressly agrees; (ii) Vale and Mosaic are not allowed to assign their obligations under this Agreement and shall remain bound to the terms hereunder; (iii) the Party that assigns its rights and obligations hereunder shall remain jointly and severally liable with the relevant permitted assign for the rights and obligations hereunder; (iv) the assignor shall evidence to the other Party that the permitted assign is legally and financially able to assume the obligations hereunder and that the implementation of all the terms of this Agreement will not violate or harm third party’s rights, including rights of creditors. Any purported assignment in violation of this Section 9.1 shall be null and void.”

3.	CONSENT

3.1. Vale and Mosaic Brazil hereby agree and consent to the amendment to Section 9.1 of the Share Agreement as set forth herein.

4.	CONTINUITY OF THE SHARE AGREEMENT; APPLICATION OF OTHER PROVISIONS

4.1. The other terms and conditions set forth in the Share Agreement not otherwise amended pursuant to this Amendment Agreement shall continue in full force and effect and, to the extent applicable, shall apply to this Amendment Agreement.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment Agreement to be duly executed in four (4) counterparts by their respective authorized representatives and by the two (2) witnesses below on the date first written above.

Mineração Naque S.A.

By:
Name:
Title:

By:
Name:
Title:

Vale International S.A.

By:
Name:
Title:

By:
Name:
Title:

The Mosaic Company

By:
Name:
Title:

Vale S.A.

By:
Name:
Title:

By:
Name:
Title:

Mosaic Fertilizantes do Brasil S.A.

By:
Name:
Title:

3

By:
Name:
Title:

Witnesses:

1		2
	Name:		Name:
	I.D.:		I.D.:

(This is the signature page of the First Amendment to the Share Agreement, entered into on March 12, 2010, by and between Mineração Naque S.A., Vale International S.A. and The Mosaic Company, as Parties, Vale S.A., as guarantor and party, and Mosaic Fertilizantes do Brasil S.A., as intervening party and party.)

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